UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

Fiesta Restaurant Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOTE FOR ALL OF FIESTA’S HIGHLY QUALIFIED DIRECTOR NOMINEES
ON THE WHITE PROXY CARD TODAY!

June 1, 2017

Dear Fellow Shareholders:

With the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) rapidly approaching on June 7, 2017, now is the time for shareholders to cast their votes on the WHITE proxy card “FOR” ALL THREE of the Board’s director nominees - Barry J. Alperin, Stephen P. Elker and Brian P. Friedman - and secure the future of their investment in Fiesta.

When determining how to cast your vote, we encourage you to consider the following reasons to support Fiesta’s director nominees on the WHITE proxy card, and to disregard any proxy materials you may receive from JCP Investment Management, LLC (collectively, the “Pappas Group” or “JCP”):

Your Board’s commitment to furthering the best interests of all Fiesta shareholders remains unwavering. We have acted thoughtfully and decisively to review strategic options, enhance and refresh the composition of our Board, execute a CEO transition and implement a comprehensive Renewal Plan that is already improving financial results.

At this point in the Company’s evolution – with a new CEO, proven Renewal Plan, and an experienced, refreshed and expanded Board – your Board is excited about the visible path to the creation of shareholder value. We strongly believe that it would be detrimental to our shareholders to replace two of Fiesta’s highly-qualified directors with JCP’s candidates and their competing business plan. We believe Fiesta shareholders should protect the value of their investment by voting “FOR” ALL THREE of our experienced and highly qualified director nominees on the WHITE proxy card: Barry J. Alperin, Stephen P. Elker and Brian P. Friedman.

Shareholders can vote by completing, dating and signing the Company’s WHITE proxy card, or by telephone or the internet by following the instructions on the WHITE proxy card.

Very truly yours,

The Fiesta Board

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc. is the parent company of the Pollo Tropical and Taco Cabana restaurant brands. The brands specialize in the operation of fast-casual restaurants that offer distinct and unique tropical and Mexican inspired flavors with broad appeal at a compelling value. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2017 Annual Meeting of Stockholders. The Company has filed a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2017 Annual Meeting of Stockholders. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. These documents are also available at no charge at the Company’s website at www.frgi.com in the section “Investor Relations.”

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Fiesta’s expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions. In addition, expressions of Fiesta’s strategies, intentions or plans are also forward-looking statements. Such statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Fiesta’s control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta’s filings with the Securities and Exchange Commission.